                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   Cyrk, Inc.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                   CYRK LOGO

                                  3 POND ROAD
                        GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800

                         ------------------------------

                      NOTICE OF ANNUAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

To the Stockholders of Cyrk, Inc.

     Notice is hereby given that our 2000 Annual Meeting of Stockholders will be held at the Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California on May 17, 2000, at 10:00 am (local time), to consider and act on the following matters:

     1. To elect two Class I directors to serve for a term of three years and until their successors are elected and qualified.

     2. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

April 26, 2000                              By Order of the Board of Directors

                                            PATRICIA J. LANDGREN
                                            Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                   CYRK LOGO

                                  3 POND ROAD
                        GLOUCESTER, MASSACHUSETTS 01930
                                 (978) 283-5800

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              GENERAL INFORMATION

     This Proxy Statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 17, 2000 at the Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California and at any adjournment of the meeting.

     Proxies in the form enclosed will be voted at the meeting if they are properly executed, dated and returned to us prior to the meeting and are not revoked prior to the voting. In addition to the enclosed proxy card, this year you may choose to vote your shares by using a toll-free telephone number or the Internet, as further described on your proxy card. Votes submitted via the Internet or via telephone must be received by 5:00 pm Eastern Standard Time on May 15, 2000.

     A proxy may be revoked at any time before it is voted by giving our Secretary written notice of revocation executed by the stockholder of record, by delivering a duly executed proxy bearing a later date, or by the stockholder attending the meeting and voting his or her shares in person.

     In this proxy statement, Overseas Toys, L.P., an affiliate of The Yucaipa Companies and the holder of all of Cyrk's outstanding series A senior cumulative participating convertible preferred stock, is usually referred to as Yucaipa. Cyrk's series A senior cumulative participating convertible preferred stock is usually referred to in this Proxy Statement as the series A preferred stock.

     This Proxy Statement is being mailed to our Stockholders with a Notice of Annual Meeting on or about April 26, 2000.

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called for the following purposes:

          1. To elect two Class I directors to serve for a term of three years and until their successors are elected and qualified;

          2. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as Cyrk's independent auditors for the 2000 fiscal year;

          3. To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE AND VOTING

     Only stockholders of record at the close of business on March 31, 2000, the record date, are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. At the close of business on the record date, there were 15,801,253 shares of our common stock and 25,000 shares of our series A preferred stock so held. The shares represented by duly executed proxies in the form solicited by the Board of Directors will be voted at the meeting in accordance with the choices specified thereon. If a proxy is executed, but no choice is specified, the shares will be voted as follows:

          1. FOR the election of the nominees to the Board of Directors named herein;

          2. FOR the ratification of the Board of Directors' appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year; and

          3. In the discretion of the proxy holders as to the transaction of any other business that may properly come before the meeting. The directors do not currently know of any such other matter or business to be brought before the meeting.

QUORUM, ABSTENTIONS, NON-VOTES AND VOTE REQUIRED

     The presence in person or representation by proxy of the holders of a majority in interest of all of the shares of common stock and series A preferred stock (calculated on an "as converted" basis) entitled to vote is necessary to constitute a quorum for the matters to be voted upon. In the absence of a quorum, the stockholders present may nevertheless adjourn the meeting.

     A holder of record of our common stock is entitled to one vote for each share so held on the record date. A holder of our series A preferred stock is entitled to one vote for each share of common stock issuable upon conversion of such preferred stock as of the record date. The holders of the series A preferred stock and common stock shall vote as a single class on the matters to be covered at the meeting. Abstentions and broker non-votes (i.e. the lack of a vote on a matter as to which the holder has no voting authority) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be treated as negative votes and consequently will have no effect on the voting.

     The affirmative vote of the holders of a plurality of the votes cast either in person or by proxy is required to elect directors. Approval of each other matter before the meeting requires the affirmative vote of the holders of a majority of the aggregate number of votes voted "for" and "against" such matter.

PROXY SOLICITATION AND EXPENSES

     The accompanying proxy is being solicited on behalf of our Board of Directors, and all expenses for such solicitation will be borne by us. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees and, if deemed necessary, through a third party solicitation agent by means of personal interview, telephone, facsimile, telegram or the Internet. We will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit their customers who are beneficial owners of our common stock and to forward solicitation materials to such beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in such solicitation. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such stockholders.

                              PROPOSAL NUMBER ONE:

                             ELECTION OF DIRECTORS

     Our certificate of incorporation provides that the number of directors shall be determined from time to time by the Board of Directors (but shall be no less than three and no more than fifteen) and that the Board shall be divided into three classes. On September 1, 1999, Cyrk entered into a Securities Purchase Agreement with Yucaipa, pursuant to which Cyrk agreed to fix the size of the Board at seven members, of which Yucaipa currently has the right to designate three individuals to be nominated to the Board of Directors. On November 10, 1999, Ronald W. Burkle, George G. Golleher and Richard Wolpert were the three Yucaipa nominees elected to our Board. Mr. Wolpert resigned from our Board on February 7, 2000. Under the Securities Purchase Agreement, Yucaipa currently has the right to designate a replacement director for Mr. Wolpert's vacated position. The newly elected Class I directors will hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees are currently directors and have expressed their intention to serve if re-elected. Should either nominee be unable to serve when elected, the proxy holders may vote each proxy (unless authority has been withheld for such nominee) for the election of any other person the Board may recommend. The proxy solicited by this Proxy Statement cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.

     The following table sets forth the names and ages of the nominees and the directors, the year in which each individual was first elected a director and the year his term expires:

                    NAME                       AGE   CLASS   YEAR TERM EXPIRES   DIRECTOR SINCE
                    ----                       ---   -----   -----------------   --------------
Joseph W. Bartlett (nominee).................  66       I          2003               1993
Patrick D. Brady.............................  44     III          2002               1990
Allan I. Brown (nominee).....................  59       I          2003               1999
Ronald W. Burkle.............................  47      II          2001               1999
Joseph Anthony Kouba.........................  52     III          2002               1997
George G. Golleher...........................  52      II          2001               1999

BUSINESS HISTORY OF DIRECTORS AND THE NOMINEES

     MR. BARTLETT has been a partner in the law firm of Morrison & Foerster LLP since March 1996. He was a partner in the law firm of Mayer, Brown & Platt from July 1991 until March 1996. From 1969 until November 1990, Mr. Bartlett was a partner of, and from November 1990 until June 1991 he was of counsel to, the law firm of Gaston & Snow. Mr. Bartlett served as under secretary of the United States Department of Commerce from 1967 to 1968 and as law clerk to the Chief Justice of the United States in 1960.

     MR. BRADY is one of our founders and has served as one of our directors since Cyrk's incorporation in 1990. Since November 1999, he has served as our Co-Chief Executive Officer and Co-President, and since March 2000, Mr. Brady is responsible for Cyrk's Internet-related operations. Mr. Brady was our Chief Operating Officer and Treasurer from May 1990 until May 1993, and served as our Chief Financial Officer from May 1993 to September 1994. Mr. Brady was our President and Chief Operating Officer from May 1993 to November 1999 and our Chief Executive Officer from December 1998 to November 1999. Mr. Brady is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Gregory P. Shlopak, Allan I. Brown, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-

Declaration of Revocable Trust, pursuant to which Mr. Brady and each of Messrs. Shlopak, Brown and Stanton have agreed to vote all of the shares beneficially held by them to elect Yucaipa's nominees to our Board.

     MR. BROWN has been our Co-Chief Executive Officer and Co-President since November 1999. Since March 2000, Mr. Brown is responsible for the global operations of Cyrk's traditional businesses including our Simon Marketing, Inc. subsidiary, Corporate Promotions Group and Custom Product and Licensing Group. Since November of 1975, Mr. Brown has also served as the Chief Executive Officer of Simon Marketing, Inc. Mr. Brown is party to a Voting Agreement with Yucaipa, Mr. Brady, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Mr. Brown and each of Messrs. Brady, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect Yucaipa's nominees to our Board.

     MR. BURKLE is the founder of Yucaipa. He is a member of the Board and Chairman of the Executive Committee of The Kroger Company and a member of the Boards of Kaufman & Broad and Occidental Petroleum Corporation. He also serves as Chairman of the Board of D.A.R.E. (Drug Abuse Resistance Education) America; member of the Executive Board for the Medical Sciences at UCLA; Co-Chairman of the Center of International Relations at UCLA; trustee of the National Urban League; and founder and Chairman of the Board of Trustees of the Ralphs/Food 4 Less Foundation. Pursuant to a Voting Agreement, dated September 1, 1999, among Yucaipa, Mr. Brady, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self- Declaration of Revocable Trust, if Mr. Burkle is nominated for election as a director at Yucaipa's request, each of Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect him to the Board.

     MR. GOLLEHER served as President and Chief Operating Officer of Fred Meyer, Inc. from March 1998 to June 1999, and also served as a member of its Board of Directors. Mr. Golleher served as Chief Executive Officer of Ralphs Grocery Company from January 1996 to March 1998 and was Vice Chairman from June 1995 to January 1996. He was a director of Food 4 Less Supermarkets since its inception in 1989 and was the President and Chief Operating Officer of Food 4 Less Supermarkets from January 1990 until its merger with Ralphs Grocery Company in June 1995. Mr. Golleher also serves as a director of American Restaurant Group and Prandium, Inc. Pursuant to a Voting Agreement, dated September 1, 1999, among Yucaipa, Mr. Brady, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, if Mr. Golleher is nominated for election as a director at Yucaipa's request, each of Messrs. Brady, Brown, Shlopak and Stanton have agreed to vote all of the shares beneficially held by them to elect him to the Board.

     MR. KOUBA has served since 1980 as the President and a director of Highwood Properties, Inc., a company which is engaged in the real estate investment business. Additionally, since 1998, Mr. Kouba has been a principal of Summit Media LLC, a provider of outdoor advertising services.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.

MEETINGS OF THE BOARD AND ITS COMMITTEES

     During 1999, the Board of Directors held meetings in March, April, June and August, all of which were attended by each director. In addition, the Board transacted certain business through written consents. The only standing committees of the Board are the Audit Committee and the Compensation Committee.

THE AUDIT COMMITTEE

     The Audit Committee (comprised of Messrs. Bartlett and Kouba during 1999; and since February 2000, comprised of Messrs. Burkle, Bartlett and Kouba) is responsible for our internal control environment so as to insure the effectiveness and efficiency of our operating and financial controls, corporate governance, the reliability of our financial reporting and our compliance with applicable law. The committee also recommends our independent auditors, and periodically reviews their services. The Audit Committee did not hold any meetings during 1999.

THE COMPENSATION COMMITTEE

     The Compensation Committee (comprised of Messrs. Bartlett and Kouba during 1999; and since February 2000, comprised of Messrs. Burkle, Bartlett and Kouba) reviews and determines compensation payable to our Co-Chief Executive Officers and administers our stock plans. The Committee and the Co-Chief Executive Officers determine the compensation payable to the other executive officers. There was one meeting held by the Compensation Committee during 1999, which was attended by each director. In addition, the Committee transacted certain business through written consents.

DIRECTORS' COMPENSATION

     Directors who are also employees (or are affiliated with Yucaipa) receive no compensation for their services on the Board. Directors who are not employees (and are not affiliated with Yucaipa) are reimbursed for reasonable out-of-pocket expenses incurred in attending any meetings. In addition, on March 31 of each year, such non-employee directors (who are not affiliated with Yucaipa) are granted a stock option covering 5,000 shares of our common stock that vests in two equal installments on each of the first and second anniversaries of the date of grant. Grants to non-employee directors are made pursuant to our 1993 Omnibus Stock Option Plan.

     We may also provide additional compensation to our non-employee directors for special assignments performed from time to time. In February 1999, we granted stock options for 30,000 and 20,000 shares, respectively, to Joseph W. Bartlett and Joseph Anthony Kouba for special assignments performed by them in 1998. The options vest in two equal installments on each of the first and second anniversaries of the date of grant. Additionally, in consideration for their services as members of a special committee of outside directors formed solely for the purpose to negotiate the investment by Yucaipa into Cyrk, we agreed to pay each of Messrs. Bartlett and Kouba $400 per hour for their time spent working in such capacity. These payments totaled $26,700 and $44,700 to Mr. Bartlett and Mr. Kouba, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Based solely on our review of copies of reports filed by reporting persons of Cyrk pursuant to Section 16(a) of the Securities Exchange Act of 1934, Cyrk believes that all filings required to be made by reporting persons of Cyrk were timely made in accordance with the requirements of that Act, except that each of Messrs. Brown and Stanton failed to file a Form 4 on a timely basis to report
(1) in February 1999, their respective contributions to the capital of Cyrk of 10,000 shares of common stock, (2) in September 1999, their grant of options to employees of

Simon Marketing to purchase an aggregate amount of 40,818 and 81,637 shares of our common stock beneficially held by Messrs. Brown and Stanton, respectively and (3) in October 1999, their respective transfers of 25,000 shares of our common stock to a third party service provider of Simon Marketing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding beneficial ownership of our common stock at March 31, 2000. Except as otherwise indicated in the footnotes, we believe that the beneficial owners of our common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to the shares of our common stock shown as beneficially owned by them.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person known by us (other than directors, nominees and executive officers) to own beneficially 5% or more of the outstanding common stock.

                                                      NUMBER OF SHARES
                 NAME AND ADDRESS                     OF COMMON STOCK      PERCENTAGE
              OF BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED    OF CLASS(2)
              ----------------------                 ------------------    -----------
Yucaipa and affiliates:
Overseas Toys, L.P.(3)
OA3, LLC(3)........................................      4,696,969            22.9%
Multi-Accounts, LLC(3)
Ronald W. Burkle(3)
Dimensional Fund Advisors, Inc.(4).................      1,115,400             7.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Franklin Resources, Inc.(5)........................      1,115,000             7.0%
  777 Mariners Island Boulevard,
  6th Floor
  San Marco, CA 94404
H. Ty Warner(6)....................................      1,075,610             6.8%
  P.O. Box 5377
  Oak Brook, IL 60522
Eric Stanton(7)....................................      1,041,386             6.6%
  c/o Simon Marketing, Inc.
  Evergo House
  38 Gloucester Road
  Wanchai
  Hong Kong

                                                      NUMBER OF SHARES
                 NAME AND ADDRESS                     OF COMMON STOCK      PERCENTAGE
              OF BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED    OF CLASS(2)
              ----------------------                 ------------------    -----------
Gregory P. Shlopak(8)..............................      1,064,900             6.7%
  63 Main Street
  Gloucester, MA 01930
Heartland Advisors, Inc.(9)........................        972,500             6.2%
  790 North Milwaukee Street
  Milwaukee, WI 53202

---------------
(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after March 31, 2000 through the exercise of any option, warrant or other right (including the conversion of the series A preferred stock). The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options, warrants or other rights into shares of common stock (including the conversion of the series A preferred stock).

(2) Based on 15,801,253 shares of common stock outstanding as of March 31, 2000.

(3) Represents 3,030,303 shares of common stock issuable upon conversion of 25,000 shares of outstanding series A preferred stock and 1,666,666 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable. Overseas Toys, L.P. is an affiliate of Yucaipa and is the record holder of all of the outstanding shares of series A preferred stock and the warrant to acquire the shares of series A preferred stock. Multi-Accounts, LLC is the sole general partner of Overseas Toys, L.P., and OA3, LLC is the sole managing member of Multi-Accounts, LLC. Ronald W. Burkle is the sole managing member of OA3, LLC. The address of each of Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle is 9130 West Sunset Boulevard, Los Angeles, California 90069.

     Overseas Toys, L.P. is party to a Voting Agreement, dated September 1, 1999, with Patrick D. Brady, Allan I. Brown, Gregory P. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle may be deemed to have shared voting power over 9,383,282 shares for the purpose of election of certain nominees of Yucaipa to our board, and may be deemed to be members of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC and Ronald W. Burkle disclaim beneficial ownership of any shares, except for the shares as to which they possess sole dispositive and voting power.

(4) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Dimensional Fund Advisors Inc., or Dimensional, is a registered investment advisor for four investment companies and also serves as investment manager to certain other investment vehicles. In its roles as investment advisor and investment manager, Dimensional has indicated that it has the sole power to vote, or to direct the vote of, and the sole power to dispose, or direct the disposition of, all of the shares. Dimensional disclaims beneficial ownership of all of the shares.

(5) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by investment advisor subsidiaries of Franklin Resources, Inc. and grant the Franklin Resources, Inc. subsidiaries sole voting power and sole dispositive power as to all of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources.

(6) Includes 100,000 shares issuable pursuant to a warrant which is currently exercisable.

(7) Eric Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable Trust, has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,041,386 shares. Mr. Stanton, as trustee of the Eric Stanton Self-Declaration of Revocable Trust, is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa and Messrs. Brown, Brady and Shlopak, and the Shlopak Foundation Trust and the Cyrk International Foundation Trust pursuant to which Messrs. Brady, Brown, Shlopak and Stanton and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our board. Mr. Stanton expressly disclaims beneficial ownership of any shares except for the 1,041,386 shares as to which he possesses sole voting and dispositive power.

(8) Includes 84,401 shares held by a private charitable foundation as to which Mr. Shlopak, as trustee, has sole voting and dispositive power. Mr. Shlopak is a party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Patrick D. Brady, Allan I. Brown, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which he may be deemed to have shared voting power over 9,383,282 shares for the purpose of and the election of certain nominees of Yucaipa to our board, and he may be deemed to be a member of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Shlopak disclaims beneficial ownership of any shares except for the 1,064,900 shares as to which he possesses sole dispositive and voting power.

(9) The information concerning this holder is based solely on information contained in filings it has made with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Heartland Advisors, Inc. is a registered investment advisor, and has indicated that it has the sole power to dispose, or to direct the disposition of, all of the shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information at March 31, 2000 regarding the beneficial ownership of our common stock (including common stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2000) by each director and nominee, each executive officer named in the Summary Compensation Table, and by all of our directors, nominees and executive officers as a group.

                                                        NUMBER OF SHARES
                  NAME AND ADDRESS                      OF COMMON STOCK     PERCENTAGE
               OF BENEFICIAL OWNER(1)                  BENEFICIALLY OWNED   OF CLASS(2)
               ----------------------                  ------------------   -----------
Ronald W. Burkle(3)..................................      4,696,969           22.9%
Patrick D. Brady(4)..................................      1,507,822            9.5%
Allan I. Brown(5)....................................      1,072,205            6.8%
Terry B. Angstadt(6).................................         79,603              *
Ted L. Axelrod(7)....................................         49,786              *
Dominic F. Mammola(8)................................         58,065              *
Joseph W. Bartlett(9)................................         52,500              *
Joseph Anthony Kouba(10).............................         17,500              *
George G. Golleher...................................             --              *
All directors, nominees and executive officers as a
  group (nine persons)(11)...........................      7,534,450           42.0%

---------------
   * Represents less than 1%.

 (1) The address of each of the directors and executive officers is c/o Cyrk, Inc., 3 Pond Road, Gloucester, Massachusetts 01930. The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock that the stockholder has sole or shared voting or investment power and any shares of common stock that the stockholder has a right to acquire within sixty (60) days after March 31, 2000 through the exercise of any option, warrant or other right (including the conversion of the series A preferred stock). The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options, warrants or other rights (including the conversion of the series A preferred stock) into shares of common stock.

 (2) Based on 15,801,253 shares of common stock outstanding as of March 31, 2000.

 (3) Represents 3,030,303 shares of common stock issuable upon conversion of 25,000 shares of outstanding series A preferred stock and 1,666,666 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable. Overseas Toys, L.P. is an affiliate of Yucaipa and is the record holder of all of the outstanding shares of series A preferred stock and the warrant to acquire the shares of series A preferred stock. Multi-Accounts, LLC is the sole general partner of Overseas Toys, L.P. OA3, LLC is the sole managing member of Multi-Accounts, LLC. Ronald W. Burkle is the sole managing member of OA3, LLC. The address for each of Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC and Ronald W. Burkle is 9130 West Sunset Boulevard, Los Angeles, California 90069.

      Overseas Toys, L.P. is party to a Voting Agreement, dated September 1, 1999, with Patrick D. Brady, Allan I. Brown, Gregory P. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC, and Ronald W. Burkle may be deemed to have shared voting power over 9,383,282 shares for the purpose of election of certain nominees of Yucaipa to our board, and may be deemed to be members of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Overseas Toys, L.P., Multi-Accounts, LLC, OA3, LLC and Ronald W. Burkle disclaim beneficial ownership of any shares, except for the shares as to which they possess sole dispositive and voting power.

 (4) Includes (1) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power and (2) 230,000 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2000. Mr. Brady is party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Mr. Brown, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to which he may be deemed to have shared voting power over 9,383,282 shares for the purpose of the election of certain nominees of Yucaipa to our board, and may be deemed to be a member of a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Mr. Brady expressly disclaims beneficial ownership of any shares except for the 1,507,822 shares as to which he possesses sole dispositive and voting power.

 (5) Allan Brown has the sole power to vote, or to direct the vote of, and the sole power to dispose, or to direct the disposition of, 1,072,205 shares. Mr. Brown is party to a Voting Agreement, dated September 1, 1999, with Yucaipa, Mr. Brady, Mr. Shlopak, the Shlopak Foundation, Cyrk International Foundation and the Eric Stanton Self-Declaration of Revocable Trust, pursuant to Messrs. Brady, Brown, Shlopak and Stanton and the trusts have agreed to vote in favor of certain nominees of Yucaipa to our board. Mr. Brown expressly disclaims beneficial ownership of any shares except for the 1,072,205 shares as to which he possesses sole voting and dispositive power.

 (6) Includes 75,215 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2000.

 (7) The 49,786 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2000.

 (8) Includes 57,312 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2000.

 (9) The 52,500 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2000.

(10) The 17,500 shares are issuable pursuant to stock options exercisable within 60 days of March 31, 2000.

(11) Includes (1) 90,408 shares held by a private charitable foundation as to which Mr. Brady, as trustee, has sole voting and dispositive power, (2) a total of 482,313 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2000 and (3) 3,030,303 shares of common stock issuable upon conversion of 25,000 shares of outstanding series A preferred stock and 1,666,666 shares of common stock issuable upon conversion of 15,000 shares of series A preferred stock issuable pursuant to a warrant which is currently exercisable.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation we paid or accrued for services rendered in 1999, 1998 and 1997, respectively, by our Co-Chief Executive Officers and our other three executive officers.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION(1)              LONG TERM COMPENSATION
                                                 --------------------------------------    --------------------------
                                                                              OTHER        SECURITIES
               NAME AND                                                       ANNUAL       UNDERLYING     ALL OTHER
          PRINCIPAL POSITION             YEAR     SALARY       BONUS       COMPENSATION     OPTIONS      COMPENSATION
          ------------------             ----    --------    ----------    ------------    ----------    ------------
Allan I. Brown(2)......................  1999    $300,000    $2,850,000(3)     --                --        $994,428(4)
  Co-Chief Executive Officer
  and Co-President

Patrick D. Brady.......................  1999    $300,000    $  500,000        --                --        $287,114(5)
  Co-Chief Executive                     1998    $300,000    $  250,000        --                --        $252,153
  Officer and Co-President               1997    $300,000            --        --           230,000        $253,647
Terry B. Angstadt......................  1999    $190,000    $  100,000        --                --        $ 25,029(6)
  Executive Vice President               1998    $189,999    $   48,450        --            15,000        $ 23,124
                                         1997    $185,096    $   50,000        --            55,000        $ 27,129

Dominic F. Mammola.....................  1999    $250,000    $  250,000        --                --        $ 26,443(7)
  Executive Vice President               1998    $206,346    $  125,000        --            15,000        $ 22,308
  and Chief Financial Officer            1997    $185,096    $   50,000        --            70,000        $ 25,750

Ted L. Axelrod.........................  1999    $250,000    $  250,000        --                --        $ 16,123(8)
  Executive Vice President               1998    $200,000    $  125,000        --            15,000        $ 15,095
                                         1997    $200,000    $  155,000        --            27,500        $ 17,652

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted for all of the executive officers, except for Mr. Brown, because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonuses for such executive officers for 1999, 1998 and 1997.

(2) Mr. Brown joined us in June 1997 and became an executive officer on November 10, 1999.

(3) Includes a $2,250,000 signing bonus payable pursuant to an employment agreement between Mr. Brown and Cyrk which took effect in connection with Yucaipa's investment into Cyrk on November 10, 1999. Pursuant to the terms of the employment agreement, Mr. Brown may be obligated to return a portion of the signing bonus if he ceases to be employed with Cyrk before November 10, 2004. See "Employment, Severance and Change of Control Agreements."

(4) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Brown, (2) $613,340 of other compensation paid directly by us to Mr. Brown or on his behalf and (3) $376,288, the benefit to Mr. Brown of the payment in 1999 with respect to a split dollar life insurance policy, calculated as the present value of an interest free loan of the premiums to Mr. Brown over his present actuarial life expectancy. See "Insurance Arrangements."

(5) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Brady, (2) $18,340 in premiums paid for by us for term life insurance policies for the benefit of Mr. Brady's estate, (3) $25,296 in premiums paid by us with respect to the cash surrender value benefit payable to Mr. Brady's estate under certain reverse split-dollar life insurance policies and (4) $238,678, such amount representing the benefit to Mr. Brady of the payment by us in 1999 of premiums with respect to certain split-dollar life insurance policies, calculated as the present value of an interest-free loan of the premiums to Mr. Brady over his present actuarial life expectancy. See "Insurance Arrangements."

(6) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Angstadt and (2) $20,229, the benefit to Mr. Angstadt of the payment by us in 1999 with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premiums to Mr. Angstadt over his present actuarial life expectancy. See "Insurance Arrangements."

(7) Represents (1) $4,000 contributed by us to our 401(k) plan on behalf of Mr. Mammola, (2) $3,185 in premiums paid for by us for a term life insurance policy for the benefit of Mr. Mammola's estate and (3) $19,258, the benefit to Mr. Mammola of the payment by us in 1999 of premiums with respect to a split- dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Mammola over his present actuarial life expectancy. See "Insurance Arrangements."

(8) Represents (1) $4,800 contributed by us to our 401(k) plan on behalf of Mr. Axelrod and (2) $11,323, the benefit to Mr. Axelrod of the payment by us in 1999 of premiums with respect to a split-dollar life insurance policy, calculated as the present value of an interest-free loan of the premium to Mr. Axelrod over his present actuarial life expectancy. See "Insurance Arrangements."

                     OPTION GRANTS IN THE LAST FISCAL YEAR

     Cyrk did not grant stock options to any of its executive officers during 1999.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of our executive officers certain information regarding exercises of stock options during 1999 and stock options held at the end of 1999.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      SHARES                      UNDERLYING                 IN-THE-MONEY
                                     ACQUIRED                 UNEXERCISED OPTIONS             OPTIONS AT
                                        ON       VALUE        AT FISCAL YEAR-END          FISCAL YEAR-END(1)
NAME                                 EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                 --------   --------   -------------------------   -------------------------
Allan I. Brown.....................    --         --                        --                           --
Patrick D. Brady...................    --         --            153,334/76,666             $153,334/$76,666
Terry B. Angstadt..................    --         --             56,882/28,333             $ 80,035/$32,703
Dominic F. Mammola.................    --         --             33,979/33,333             $ 39,692/$37,703
Ted L. Axelrod.....................    --         --             40,620/19,166             $ 75,580/$23,536

---------------
(1) This "value" is the difference between the market price of our common stock subject to the options on December 31, 1999 ($11.875 per share) and the option exercise (purchase) price, assuming the options were exercised and the shares sold on that date.

INSURANCE ARRANGEMENTS

     We provide split-dollar life insurance benefits to Messrs. Brady and Brown. We have also agreed to pay the premiums for two whole life policies on the life of Mr. Brady. We have certain rights to borrow against these policies insuring the life of Mr. Brady and the right to receive an amount equal to all premiums paid by us not later than upon the death of the insured executive. The irrevocable trusts established by Mr. Brady and Mr. Brown which own the foregoing policies are entitled to borrow against these policies, subject to certain limitations, while we have an interest in these policies. The trusts are also entitled to receive the death benefits under the policies net of the cumulative premiums paid by us. The aggregate annual premium amount payable by us in 1999 in respect of the split-dollar policies insuring the lives of Mr. Brady and Mr. Brown are $257,462 and $449,664, respectively.

     We also provide Mr. Brady with a reverse split-dollar life insurance policy pursuant to which we pay the premiums on universal life insurance policies on the life of Mr. Brady. Upon the death of Mr. Brady, assuming the policies are still in force, we are entitled to receive the death benefit ($4,250,000 on the life) and Mr. Brady's estate is entitled to receive the cash surrender value of the policy. Pursuant to an employment agreement between Cyrk and Mr. Brady which took effect on November 10, 1999, Cyrk will be obligated to pay no more than $80,000 per year in annual premiums under his split-dollar insurance policies.

     We also provide split-dollar life insurance benefits to our three other executive officers, Messrs. Angstadt, Axelrod and Mammola, and have agreed to pay the premiums for a whole life policy on the life of Mr. Mammola. However, we can terminate our obligations in accordance with the respective severance or change of control agreements between us and Messrs. Angstadt, Axelrod and Mammola. See "Employment, Severance and Change of Control Agreements." We have certain rights to borrow against these policies and the right to receive upon the death of the insured executive an amount equal to the lesser of (1) the cash surrender value of the policy and (2) the aggregate amount of premiums paid by us at such date. The aggregate annual premium amount payable by us for the split-dollar policies insuring the lives of Messrs. Angstadt, Axelrod and Mammola is $27,938, $14,954 and $25,442, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following sets forth certain transactions, or series of similar transactions, between us and any director, nominee for director, executive officer or beneficial owner of more than 5% of our outstanding shares of common stock or series A preferred stock.

REAL ESTATE MATTERS

     Pursuant to a lease entered into in 1989, we lease our principal executive and certain sales and administrative offices located in Gloucester, Massachusetts from PG Realty Trust, of which Mr. Shlopak, a founder and former Chief Executive Officer and director of Cyrk, is a trustee and beneficiary. The aggregate annual rent under these leases is approximately $583,000. Each lease is a triple net lease. The term of each lease expires on April 30, 2000. We do not intend to renew the respective terms of any of these leases.

     We lease a warehouse and distribution facility in Danvers, Massachusetts under the terms of a lease agreement which expires December 2011 from a limited liability company which is owned by Messrs. Brady and Shlopak. The lease is triple net and the aggregate annual rent under the lease is approximately $460,000.

TRANSACTIONS WITH CERTAIN STOCKHOLDERS

     In December 1999, we made a strategic $10 million investment in Alliance Entertainment Corporation, an affiliate of Yucaipa, in connection with Alliance's acquisition of Digital On-Demand, a leading supplier of digital entertainment into retail environments. Alliance is one of the nation's largest distributors of music, video, DVD and games and is an emerging developer of both e-commerce-enabling databases and proprietary websites.

     Pursuant to a Management Agreement with The Yucaipa Companies L.L.C., Yucaipa provides us with management and financial consultation services in exchange for an annual fee of $500,000 per year. In addition, under the Management Agreement, we will pay Yucaipa a consulting fee equal to one percent (1%) of the total purchase price for any acquisition or disposition transaction by us in which Yucaipa provides consultation to us. We will also reimburse Yucaipa up to $500,000 per year for all of its reasonable out-of-pocket expenses incurred in connection with the performance of its duties under the Management Agreement. The term of the Management Agreement is for five years, with automatic renewals for successive five year terms at the end of each year unless either we or Yucaipa elect not to renew. Upon a change of control of Cyrk, or a termination of the Management Agreement by Cyrk other than for cause, Yucaipa shall be entitled to receive a lump sum payment equal to amounts payable under the Management Agreement for the remainder of the term, discounted to present value.

     In 1998 and 1999, in collaboration with Ty Inc., the world's largest manufacturer and marketer of plush toys (sold under the name Beanie Babies(R)), we created, developed and marketed certain licensed Beanie Babies products to retailers. Ty Warner is the sole shareholder of Ty Inc. and beneficially owns more than 5% of our shares. In 1999, net sales of Beanie Babies related products by us were approximately $107,878,000, for which Ty, Inc. and Ty related parties received an estimated aggregate amount of royalty fees of $20,157,000.

     Pursuant to a consulting agreement among Eric Stanton, Cyrk and Simon Marketing, Mr. Stanton provided consulting services to Simon Marketing in 1999 in exchange for $391,546. Mr. Stanton is the beneficial owner of more than 5% of our shares.

     Mr. Stanton's wife, Vivian Foo, is an employee of our Simon Marketing (Hong
Kong), Limited subsidiary. We entered into an agreement with Ms. Foo in connection with our acquisition of Simon Marketing. Pursuant to the agreement, Ms. Foo receives annual payments of cash and our common stock (based on the average closing price of our common stock for the 20 trading days immediately preceding each June 9) in the aggregate amount of $600,000. Accordingly, we issued 42,402 of our shares of common stock to Ms. Foo in 1999 as the common stock portion of such payment. In 1999, Ms. Foo's annual base salary and bonus was $739,781 in the aggregate. In addition, pursuant to Ms. Foo's agreement, she is entitled to certain employee benefits in connection with her expatriate status. In 1999, these benefits had an aggregate value of $759,600. The term of Ms. Foo's agreement is for five years. At the end of the term of the agreement, we may be obligated to make an additional payment to Ms. Foo to the extent that the aggregate value of the shares of common stock issued to her under the agreement plus the gross proceeds she received upon any sale of such shares is below a certain threshold.

INDEBTEDNESS OF MANAGEMENT

     During fiscal 1999, Ted L. Axelrod, an Executive Vice President, was indebted to us for the principal amount of $100,000. Mr. Axelrod incurred this sum of indebtedness because of an advance made to him by us. His largest aggregate amount of indebtedness outstanding at any time during fiscal 1999 was $100,000. The rate of interest charged on the indebtedness is the federal statutory rate.

     During fiscal 1999, Patrick D. Brady, our Co-Chief Executive Officer and Co-President, was indebted to us for the principal amount of $75,715. Mr. Brady incurred this sum of indebtedness because of advances made to him by us. His largest indebtedness at any time during fiscal 1999 was $79,050. The rate of interest charged on the indebtedness is the federal statutory rate.

Pursuant to Mr. Brady's employment agreement, the indebtedness will be forgiven unless Mr. Brady's employment is terminated by us for cause or by Mr. Brady without good reason. See "Employment, Severance and Change of Control Agreements."

     During fiscal 1999, Allan I. Brown, our Co-Chief Executive Officer and Co-President, was indebted to us under a promissory note and pledge agreement for the principal amount of $575,000. Mr. Brown incurred this sum of indebtedness because of an advance made to him by us. The indebtedness is secured by 52,904 shares of our common stock held by Mr. Brown and accrues interest at a rate of 7% per annum. Pursuant to Mr. Brown's employment agreement, the indebtedness will be forgiven unless Mr. Brown's employment is terminated by us for cause or by Mr. Brown without good reason. See "Employment, Severance and Change of Control Agreements." The largest amount of indebtedness of Mr. Brown to us during fiscal 1999 was $671,872.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In order to induce Yucaipa to invest in Cyrk, we entered into employment agreements with Allan Brown and Patrick Brady, pursuant to which Messrs. Brown and Brady now serve as Cyrk's Co-Chief Executive Officers and Co-Presidents. The term of Mr. Brady's agreement is for three years and the term of Mr. Brown's agreement is also for three years with a two year extension option at the election of Mr. Brown.

     Under Mr. Brady's employment agreement, he receives a base salary of $600,000 per annum plus an annual bonus equal to $26,666.66 for each percentage point by which Cyrk's actual earnings before interest, taxes, depreciation and amortization, or EBITDA, for a given fiscal year exceeds 85% of our targeted or projected EBITDA for such fiscal year. The maximum annual bonus Mr. Brady may earn under the agreement is $480,000. Mr. Brady shall also be entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2 million line of credit to be secured by a portion of his shares of common stock. In addition, we agreed to maintain his split dollar insurance policies as currently in effect, but shall not be obligated to pay annual premiums under these insurance policies of more than $80,000 per year. See "Insurance Arrangements." So long as Mr. Brady's employment is not terminated by us for cause or by him without good reason, we also agreed to forgive a loan to him with an outstanding balance of $79,050 at the end of the term of his employment agreement.

     Under Mr. Brown's employment agreement, he receives a base salary of $750,000 per annum plus an annual bonus equal to 2.133% of his annual salary, or $15,997, for each percentage point by which Cyrk's actual EBITDA for a given fiscal year exceeds 85% of our targeted or projected EBITDA for such year. The maximum annual bonus Mr. Brown may earn under the agreement is equal to 32% of his base salary, or $240,000. Mr. Brown also received a signing bonus equal to $2.25 million which shall be proportionately reimbursed to us if his employment terminates prior to November 10, 2004 for any reason other than termination by us without cause or by Mr. Brown for good reason. Mr. Brown shall also be entitled to receive from us all fringe benefits eligible to our executive officers, reimbursement of reasonable business-related and certain other expenses and a $2 million line of credit to be secured by a portion of his shares of common stock. In addition, we agreed to maintain his split dollar insurance policies as currently in effect and, so long as his employment is not terminated by us for cause or by Mr. Brown without good reason to forgive a loan to him with an outstanding balance of $671,872 at the end of the term of his employment agreement.

     Pursuant to these employment agreements, upon a change of control of Cyrk, Messrs. Brady and Brown will be entitled to severance benefits and termination rights at least as favorable as those that we have provided any of our executive officers during the term of their employment agreements. In addition, if the employment of Messrs. Brady or Brown is terminated by us without cause or by one of them for good reason, then Messrs. Brady or Brown, as the case may be, is entitled to receive an amount equal to the present value of his base salary and bonus (assuming an average of his bonus for the previous two years) for, in the case of Mr. Brady, the remainder of his employment term plus two years, or in the case of Mr. Brown, the greater of the remainder of his employment term or one year. Both agreements with Messrs. Brady and Brown contain customary non-competition and non-solicitation provisions.

     We have entered into severance agreements with Messrs. Axelrod and Mammola. Pursuant to these agreements, upon termination of their employment with us (other than for cause or disability or by them without good reason), Messrs. Axelrod and Mammola will each be entitled to receive a lump sum payment equal to three times their annual compensation (including without limitation, salary, bonus, and 401(k) matching contributions), certain insurance coverages would continue to be maintained for them by us until the second anniversary of termination of employment, and all of their stock options would become immediately exercisable.

     Mr. Angstadt has entered into a change of control agreement with us that has substantially the same terms and conditions as Messrs. Axelrod's and Mammola's severance agreements, except that the termination of Mr. Angstadt's employment with us must occur within two years of a change of control of Cyrk.

     Upon a change of control of Cyrk, The Yucaipa Companies L.L.C. may be entitled to certain payments pursuant to its management agreement with Cyrk. See "Transactions with Certain Stockholders."

     The Performance Graph and the Report of the Compensation Committee on Executive Compensation in this Proxy Statement are not and shall not be deemed incorporated by reference into any of our filings with the Securities and Exchange Commission by implication or by any reference in any such filings to this Proxy Statement.

STOCK PERFORMANCE GRAPH

     The following graph assumes an investment of $100 on December 31, 1994 and compares changes thereafter (through December 31, 1999) in the market price of our common stock with (1) the Nasdaq Market Index (a broad market index) and (2) the Marketing Services Group (a published industry index).

     In past years Cyrk has compared itself to the Advertising Agency Group (a published industry index); however, we decided to switch indices and instead compare our stock price with the Marketing Services Group (a published industry index). We decided to make this change because more of our competitors are included in the Marketing Services Group index than in the Advertising Agency Group index. For comparison purposes, the Advertising Agency Group index is also included on the graph.

     The Nasdaq Market Index includes both U.S. and foreign companies listed on The Nasdaq Stock Market and The Nasdaq SmallCap Market. The Advertising Agency Group (MG Industry Group 720) consists of all companies listed on the New York and American stock exchanges, and The Nasdaq Stock and SmallCap Markets that derive a majority of their revenues (as shown in their annual reports) from advertising. The Marketing Services Group (MG Industry Group 721) consists of all companies listed on the New York and American Stock Exchanges, and the Nasdaq Stock and Small Cap Markets that derive a majority of their revenues (as shown in their annual reports) from marketing services. UPON THE REQUEST OF ANY STOCKHOLDER, WE WILL FURNISH A LIST OF THE COMPANIES COMPRISING THE ADVERTISING AGENCY GROUP OR THE MARKETING SERVICES GROUP.

     The performance of the indices is shown on a total return (dividend reinvestment) basis; however, we paid no dividends during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.

                     COMPARISON OF ANNUAL CUMULATIVE RETURN
       CYRK, INC., THE ADVERTISING AGENCY GROUP & THE NASDAQ MARKET INDEX

                                                                 THE ADVERTISING                                THE MARKETING
                                             CYRK, INC.            AGENCY GROUP       NASDAQ MARKET INDEX       SERVICES GROUP
                                             ----------          ---------------      -------------------       --------------
1994                                          100.00                  100.00                 100.00                 100.00
1995                                           23.57                  128.41                 129.71                 164.90
1996                                           31.42                  168.68                 161.18                 162.96
1997                                           23.41                  245.61                 197.16                 255.44
1998                                           18.13                  350.36                 278.08                 377.79
1999                                           28.70                  653.64                 490.46                 344.23

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report has been prepared by our Compensation Committee of the Board of Directors and addresses our compensation policies with respect to our Co-Chief Executive Officers and executive officers in general. Our Compensation Committee reviews and determines the compensation payable to our Co-Chief Executive Officers and administers our stock plans. Our Compensation Committee and Co-Chief Executive Officers determine and review the compensation for our other executive officers. Each member of the Committee is a non-employee director.

     Our overall policy for compensating executive officers is to establish aggregate compensation levels sufficient to retain and attract executive officers capable of leading us to achieve our business objectives. The principal components of executive compensation are salary, bonus and stock option grants. We also provide supplemental life insurance benefits to our executive officers. In addition, executives are eligible to participate, on a nondiscriminatory basis, in benefit programs provided to employees generally, including group medical and life insurance programs and our 401(k) plan. From time to time, we retain independent consultants to benchmark certain compensation practices for our executives and key employees.

     Our compensation policy with respect to our Co-Chief Executive Officers is the same as our policy for executives generally. The Committee considers various factors in determining the amount of each component of compensation including, without limitation, our profitability, the performance of our stock price, and the completion by such executive officers of projects critical to our long term success; these factors, however, are not assigned individual mathematical weights when the Committee makes such determinations, and therefore, such determinations are based, in part, on the Committee's judgment as to what is reasonable and appropriate.

SALARY

     The salaries of Messrs. Brady and Brown were established pursuant to employment agreements which took effect upon the closing of Yucaipa's investment in Cyrk on November 10, 1999. The salaries of our other three executive officers are established at the beginning of each year consistent with our overall compensation policy and based on the Committee's qualitative assessment of their contributions to us.

BONUS

     Annual bonuses are made at the discretion of the Committee and reflect the Committee's qualitative assessment of the relative contributions of the executive officers during a given year including, without limitation, the closure of certain projects critical to our long term prospects, our profitability and the performance of our stock price. For 1999, we paid a $500,000 bonus to Mr. Brady and a $600,000 bonus to Mr. Brown. In connection with the consummation of Yucaipa's investment into Cyrk, we also paid Mr. Brown a $2,250,000 signing bonus. If Mr. Brown ceases to be employed with us before November 10, 2004, he may be obligated to reimburse us a portion of the signing bonus. See "Employment, Severance and Change of Control Agreements." We also paid a $250,000 bonus to each of Mr. Mammola and Mr. Axelrod, and we paid a $100,000 bonus to Mr. Angstadt.

STOCK OPTIONS

     The Committee believes that stock ownership by executive officers is important in aligning management's and stockholders' interests in the enhancement of stockholder value over the long term. Stock options are awarded based upon the market price of our common stock on the date of grant and are linked to future performance to our common stock because the options do not become valuable to the holder unless the price of our common stock increases above the price as of the date of grant. The number of stock options granted to an executive as a form of compensation is determined by taking into consideration factors such as the number of options previously granted to an executive, the executive's remaining options which are exercisable and the value of those stock options. The Company did not grant stock options to our executive officers in 1999.

INSURANCE

     The split-dollar life insurance program for Mr. Brady was implemented by the Committee in 1994 in recognition of the substantial contributions made by him in 1994 and in prior years. The split dollar life insurance program for Mr. Brown was implemented by Simon Marketing prior to Cyrk's acquisition of Simon Marketing, and was made available by Simon Marketing in recognition of substantial contributions made by Mr. Brown to Simon Marketing. In 1995, the Committee implemented split-dollar life insurance programs for its other executive officers. Messrs. Angstadt, Axelrod and Mammola participate in this program. The Committee's decision to make this insurance available was based on the Committee's evaluation of competitive compensation programs required to attract and retain executive officers in our industry.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executives. Qualifying, performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee currently intends to structure stock option grants to executive officers in a manner that complies with the performance-based requirements of the statute. However, the Committee otherwise anticipates that the statute will not alter our policy of establishing executive compensation at levels sufficient to retain and attract executive officers, regardless of deductibility.

The Compensation Committee:

Ronald W. Burkle             Joseph W. Bartlett             Joseph Anthony Kouba

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions concerning executive compensation are made by the Compensation Committee of the Board of Directors, which during 1999 consisted of Mr. Bartlett and Mr. Kouba. Neither Mr. Bartlett nor Mr. Kouba is or was an officer or employee of us or any of our subsidiaries. In 1999, none of our executive officers served as an executive officer, or on the board of directors, of any entity of which Mr. Bartlett or Mr. Kouba also served as an executive officer or as a member of its board of directors.

                              PROPOSAL NUMBER TWO:

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The firm of PricewaterhouseCoopers LLP, certified public accountants, served as our independent auditors for the fiscal year ended December 31, 1999 and, subject to stockholder approval, has been appointed by the Board of Directors as our independent auditors for the fiscal year ending December 31, 2000.

     Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board of Directors believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board will reconsider its appointment.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he wishes to do so and to respond to appropriate questions.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any stockholder who wishes to present a proposal for action at the 2001 Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by us, must deliver such proposal to us at our principal executive offices no later than December 14, 2000 and must meet the other requirements for inclusion set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

April 26, 2000                              By Order of the Board of Directors

                                            PATRICIA J. LANDGREN
                                            Secretary

                                                                      1201-PS-00

                                   CYRK, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2000


P         The undersigned stockholder of Cyrk, Inc. hereby acknowledges receipt
R    of the Notice of Annual Meeting of Stockholders and related Proxy
O    Statement, revokes any prior proxies, and appoints Patrick D. Brady, Allan
X    I. Brown and Patricia J. Landgren, or any of them, each with full power to
Y act alone, the attorney and proxy for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Cyrk, Inc. common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Cyrk, Inc. to be held at the Four Seasons Hotel, 300 S. Doheny Drive, Los Angeles, California on May 17, 2000 at 10:00 a.m., local time, and any adjournments thereof.


          WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.


     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                                 ---------------

                                                                   SEE REVERSE
                                                                       SIDE

                                                                 ---------------

[X]  Please mark
     votes as in
     this example


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

The Board of Directors recommends a vote FOR Proposals 1 and 2.


--------------------------------------------------------------------------------

     1.   Election of Directors.

     INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE "WITHHOLD" BOX. IF YOU WISH TO WITHHOLD AUTHORITY WITH RESPECT TO CERTAIN NOMINEE(S), MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE PARTICULAR NAME(S).

                                    WITHHOLD
                     FOR BOTH       FOR BOTH      FOR ALL
                     NOMINEES       NOMINEES      EXCEPT
                       [ ]             [ ]          [ ]


                         NOMINEES:

                         ALLAN I. BROWN
                         JOSEPH W. BARTLETT


     2. Ratify the selection of PricewaterhouseCoopers LLP as independent auditors.


                      FOR          AGAINST         ABSTAIN
                      [ ]            [ ]             [ ]


--------------------------------------------------------------------------------


                                          MARK HERE        ---------------------
                                         FOR ADDRESS
                                         CHANGE AND
                                        NOTE AT LEFT       ---------------------

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:________________________________ Date_____________________


Signature:________________________________ Date_____________________

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED
ENVELOPE